Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Forms S-3) and related Prospectus of Amtran, Inc. for the registration of $29,000,000 of Amtram, Inc. 10 1/2% Senior Notes due 2004 and to the incorporation by reference therein of our report dated January 27, 2000, with respect to the consolidated financial statements and schedule of Amtran, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Indianapolis, Indiana                       /s/ Ernst & Young LLP
August 1, 2000                              ---------------------